EXHIBIT 99.1


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                                REVOCABLE PROXY

                              UNITED COMMERCE BANK

                         Annual Meeting of Shareholders
                                 April 19, 2005

     The undersigned hereby appoints David L. Musgrave and Charles E. Thompson, or either of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of United Commerce Bank which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Fountain Square Ballroom, 101 West Kirkwood, Suite 305, Bloomington Indiana, on Tuesday April 19, 2005 at 1:30 p.m., and at any and all adjournments thereof, as follows:

1. The election as directors of all nominees listed below (except as marked to the contrary below):

                                         FOR     WITH     FOR ALL
                                                 HOLD     EXCEPT
                                         |_|     |_|       |_|
         Don A. Adams
         Lawrence D. Rink, M.D.
         Linda Runkle

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's or nominees' name(s) in the space provided below.

                _______________________________________________

2. Approval of the Reorganization Agreement and Plan of Exchange dated January 18, 2005 by and between United Commerce Bank and United Commerce Bancorp.

                                                  |_| FOR |_|AGAINST|_|  ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" each of the Director nominees and "FOR" approval of the Reorganization Agreement and Plan of Exchange.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       This Proxy may be revoked at any time prior to the voting thereof.

Please be sure to sign and date this Proxy in the box below.

Date:_________________________________
_____________________________________________________________
Stockholder sign above          Co-holder (if any) sign above

The undersigned acknowledges receipt from United Commerce Bank, prior to the execution of this Proxy, of a Notice of the Meeting and a Proxy Statement/Prospectus regarding the Annual Meeting of shareholders to be held on April 19, 2005.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.





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